Exhibit (10)(C)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 27, 2005, with respect to the statutory-basis financial statements of TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), included in the Registration Statement (Form N-4 No. 333-46414 and 811-08963) of TIAA-CREF Life Separate Account VA-1 dated May 1, 2007. Such report expresses our opinion that TIAA-CREF Life’s statutory-basis financial statements present fairly, in all material respects, the financial position of TIAA-CREF Life at December 31, 2004, and the results of its operations and its cash flow for the year then ended, in conformity with accounting practices prescribed or permitted by the New York State Insurance Department. Such report also expresses our opinion that TIAA-CREF Life’s statutory-basis financial statements do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of TIAA-CREF Life at December 31, 2004, or the results of its operations or its cash flow for the year then ended.

/s/ Ernst & Young LLP

New York, New York

April 27, 2007